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                                                                    Exhibit 5.12


            SCOTT, HULSE, MARSHALL, FEUILLE, FINGER & THURMOND, P.C.

                                ATTORNEYS AT LAW

                                1100 CHASE TOWER
                               201 EAST MAIN DRIVE
                              EL PASO, TEXAS 79901

                             POST OFFICE BOX 9 9123
                            EL PASO, TEXAS 79999-9123
                            TELEPHONE (915) 533-2493

RICHARD H. FEUILLE    J.L. JAY           *  ADMITTED IN TEXAS
RICHARD G. MUNZINGER  GARY A. NORTON     AND NEW YORK           LOUIS A. SCOTT
STEPHEN B. TATEM, JR. ERIC M. BRITTAIN + +  ADMITTED IN TEXAS    (1895-1974)
FRANK FEUILLE IV      JAMES R. DENNIS    AND NEW MEXICO         JAMES F. HULSE
JAMES T. McNUTT, JR.  RACHEL A. EKERY    ++ ADMITTED IN          (1905-1989)
G. RUSSELL HILL       R. GLENN DAVIS +   OKLAHOMA ONLY           SCHUYLER B.
DAVID P. HASSLER      ALAN K. DAVIS      0 ADMITTED IN TEXAS      MARSHALL
W. DAVID BERNARD      DAVID L. LEFFMAN   AND ILLINOIS            (1920-1993)
STUART R. SCHWARTZ    CHANTEL CREWS                             --------------
ROBERT R. FEUILLE     M. GUSTAVE PICK                           PLEASE ADDRESS
JOSEPH L. HOOD, JR.   JOHN F. SHRODE                                 FIRM
JEFFREY C. BROWN *    A. MARCELO RIVERA                          ATTN: WRITER
WAYNE WINDLE          JOHN C. HUEBL 0
WILLIAM V. BALLEW,    JAMES C. NEELD ++
III +                 THOMAS R. ERICKSON
BERNARD D. FELSEN     MORGAN L.W.
DAVID R. PIERCE +     HAZELTON
JEFFREY S. ALLEY      LISA E. VINSON
MICHAEL D. STELL      HENRY J. PAOLI
MICHAEL G. McLEAN +   DUANE FRIZELL        February 13, 2003


MedQuest, Inc.
2400 North Point Parkway
Alpharetta, Georgia  30022

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, New York 10112

            RE:  REGISTRATION OF SECURITIES OF MEDQUEST, INC.

Ladies and Gentlemen:

      We have acted as special counsel for Texas Imaging Services of El Paso, Inc., a Texas corporation (the "Texas Guarantor"), in connection with the Exchange of Notes (as hereinafter provided). For purposes of defining Exchange of Notes, reference is made to that certain exchange of notes transaction described in that certain Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-101399) of MedQuest, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange up to $180,000,000 principal amount of the Company's 11 7/8% Senior Subordinated Notes due 2012 that have been registered under the Securities Act of 1933 (the "New Notes"), which New Notes will be guaranteed (the "Guarantee") by, among others, the Texas Guarantor, for a like principal amount of the Company's outstanding 11 7/8% Senior Subordinated Notes due 2012 (the "Old Notes"), which Old Notes have also been guaranteed by the Texas Guarantor.

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Wachovia Bank, National Association,
  As Administrative Agent
Designated Lenders
February 13, 2003
Page 2 of 6



      All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Exchange of Notes Documents described below:

A.     EXAMINATION.

      1. For purposes of rendering our opinion set forth herein, we have reviewed originals or copies of the following documents which pertain directly to the Exchange of Notes (collectively, the "Exchange of Notes Documents"):

            a. Credit Agreement, dated August 15, 2002, among MedQuest, Inc., MQ Associates, Inc., MQ Investment Holdings, LLC, the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent;

            b. Guarantee and Collateral Agreement, dated August 15, 2002, made by MQ Associates, Inc. and certain of its Subsidiaries in favor of Wachovia Bank, National Association, as Administrative Agent;

            c. Indenture, dated August 15, 2002, among MedQuest, Inc., MQ Associates, Inc., the Subsidiary Guarantors and Wachovia Bank, National Association, as Administrative Agent;

            d. Registration Rights Agreement, dated August 15, 2002, by and among MedQuest, Inc., the Guarantors and J.P. Morgan Securities, Inc., UBS Warburg LLC and Wachovia Securities, Inc.;

            e. Preliminary Offering Memorandum, dated August 15, 2002, by MedQuest, Inc.;

            f.    Registration Statement;

            g. Old Notes and the Guarantee by the Texas Guarantor with respect thereto; and

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Wachovia Bank, National Association,
  As Administrative Agent
Designated Lenders
February 13, 2003
Page 3 of 6



            h. New Notes and the Guarantee by the Texas Guarantor with respect thereto.

      2. For purposes of rendering our opinion set forth herein, we have also examined originals or copies of the following documents relating to the Texas Guarantor (collectively, the "Authority Documents"):

            a. Articles of Incorporation of Texas Imaging Services of El Paso, Inc., filed October 10, 1995, and the Texas Guarantor's bylaws adopted October 10, 1995;

            b. Certificate of Corporate Resolutions executed by the Texas Guarantor's Secretary;

            c.    Stock Certificates of the Texas Guarantor;

            d. Certificate of Existence, dated July 31, 2002, issued by the Texas Secretary of State with respect to the Texas Guarantor; and

            e. Certificate of Good Standing, dated July 31, 2002, issued by the Texas Comptroller of Public Accounts with respect to the Texas Guarantor.

      3. We have also examined the originals or copies, certified or otherwise, identified to our satisfaction, of all such records of the Texas Guarantor and all such agreements, certificates of public officials, certificates of officers of the Texas Guarantor, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

B.     OPINION.

      Based on and relying solely upon the foregoing, subject to the assumptions, comments, qualifications and exceptions hereinafter stated, the undersigned is of the opinion (limited in all respects to the laws of the State of Texas and applicable federal laws) that when the New Notes have been duly executed, authenticated and delivered in accordance with the Indenture dated as of August 15, 2002, as supplemented (the "Indenture"), among the Company, MQ Associates, Inc., as guarantor, the Subsidiary

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Wachovia Bank, National Association,
  As Administrative Agent
Designated Lenders
February 13, 2003
Page 4 of 6


Guarantors parties thereto and Wachovia Bank, National Association, as Trustee, in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the Guarantee of the Texas Guarantor will be the legally valid and binding obligation of the Texas Guarantor.

C.    ASSUMPTIONS.

      In rendering the opinion expressed herein, we have assumed:

      1.    That all documents submitted to us are authentic.

      2. That all signatures on the Exchange of Notes Documents, as documents submitted to us as originals, are authentic and that all instruments submitted to us as copies conform with the originals.

      3. That all Exchange of Notes Documents to be filed in the public records of (i) the United States of America, (ii) the State of Texas, and/or any subdivision of (i) or (ii), have been or will be so filed.

      4. That matters of fact on all certificates of public officials (including, by way of example only and without limitation, Uniform Commercial Code searches and certificates by public officials for the State of Texas) and all certificates of officers of the Texas Guarantor furnished us are true and correct, our being under no duty to independently verify such matters of fact.

      5. That no Authority Documents have been amended in a material manner from and after August 15, 2002.

      6. That all factual representations of the Texas Guarantor contained in the Exchange of Notes Documents are true and correct, our being under no duty to independently verify such matters of fact.

      7. That no fraud exists with respect to any matters relevant to this opinion.

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Wachovia Bank, National Association,
  As Administrative Agent
Designated Lenders
February 13, 2003
Page 5 of 6


D.     COMMENTS, QUALIFICATIONS AND EXCEPTIONS.

      Notwithstanding any other terms of this opinion to the contrary, the opinions herein expressed are subject to the following comments, qualifications, and exceptions:

      1. We are admitted to practice in the State of Texas and express no opinion as to the laws other than the laws of the State of Texas and the federal laws of the United States.

      2. We express no opinion as to: (i) the enforceability of any provision contained in the Exchange of Notes Documents allowing any holder of the Old Notes and/or the New Notes (collectively, the "Notes") to accelerate the maturity date of the Notes, to institute foreclosure proceedings, or to exercise any similar right, without notice to the person or entity signatory thereto or bound thereby; (ii) whether a court would grant specific performance or any other equitable remedy with respect to any provision of the Exchange of Notes Documents; (iii) the effect, if any, on the enforcement, collection, and acceleration provisions of the Exchange of Notes Documents by reason of bankruptcy, insolvency, fraudulent conveyance, limitations upon any self-help remedies, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (iv) the effect, if any, on certain enforcement provisions and remedies provided in the Exchange of Notes Documents by reason of other applicable federal and state laws, and interpretations thereof, none of which, however, except for the economic consequences of any judicial or procedural delay which may result from the application or interpretation thereof, will materially diminish the practical realization of the benefits intended to be created by the Exchange of Notes Documents.

      3. Any reference to our knowledge in this opinion is based solely upon inquiries made by us to the Texas Guarantor and refers solely to the knowledge of the lawyers in our firm (i.e., G. Russell Hill and Thomas R. Erickson) participating in the preparation of the Exchange of Notes Documents and in other work relating to the transactions contemplated thereby and not to the knowledge of every lawyer in this firm.


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Wachovia Bank, National Association,
  As Administrative Agent
Designated Lenders
February 13, 2003
Page 6 of 6


E.    ADDRESSEES AND RELIANCE.

      1. Except as hereinafter expressly provided, this opinion is furnished solely for the benefit of the following:

            a. The addressees of this letter and/or any successors in interest to such addressees; and

            b. The initial holders of the New Notes and, subject to the following qualifications, the successors or assigns of the initial holders of the New Notes. Provided, however, with respect to reliance upon this opinion by successors or assigns of the initial holders of the New Notes: (i) nothing in this opinion shall be deemed as our opining as to any transaction(s) whereby such successors or assigns become holders of the New Notes; and (ii) nothing in this opinion shall be deemed to impose any duty on our part to update this opinion at any time subsequent to the date hereof.

      2. Without limitation on the foregoing, this letter is not to be quoted in whole or in part, referred to in any financial statements of the Company or any holder of the Notes, nor is it to be filed with any governmental agency or other person without prior written consent of this law firm. NOTWITHSTANDING THE FOREGOING, HOWEVER: (i) we hereby consent to the use of this opinion as an exhibit to the Registration Statement; and (ii) in giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ SCOTT, HULSE, MARSHALL,
                                              FEUILLE, FINGER & THURMOND, P.C.